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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73196) and Form S-8 (No. 333-96499) of ElkCorp (formerly Elcor Corporation) of our reports dated August 16, 2002 relating to the financial statements and financial statement schedules as of and for the year ended June 30, 2002, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Dallas, Texas
August 16, 2002